EXHIBIT 4.17.2

                   SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT

         This Second Amendment to Note Purchase Agreement (this "Amendment"), dated as of December 8, 1999, is by and among VALueStar, INC., a California corporation (the "Company"), SEACOAST CAPITAL PARTNERS LIMITED PARTNERSHIP, a Delaware limited partnership ("Seacoast"), and PACIFIC MEZZANINE FUND, L.P., a California limited partnership, ("Pacific") and Tangent GROWTH FUND, L.P., a California limited partnership ("Tangent" and, collectively with Seacoast and Pacific, "Purchaser").

         WHEREAS, the Company and Purchaser have entered into that certain Note Purchase Agreement, dated as of March 31, 1999, as amended (the "Original Agreement" and, as further amended hereby, the "Note Agreement"), in connection with the issuance by the Company to Purchaser of a 8.0% Senior Subordinated Note in the original principal amount of $2,450,000; and

         WHEREAS, in connection with a Series B Preferred Stock financing of the Company, the Company and certain investors in the Series B Preferred Stock have requested that Purchaser make certain amendments to the Original Agreement, and Purchaser is willing to do so upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

         1. DEFINITIONS. All capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to them in the Note Agreement. Unless otherwise specified, all section references herein refer to sections of the Original Agreement.

         2. Amendments to SECTION 1.1. Section 1.1 is hereby amended and restated to read as follows in its entirety:

                  "1.1 Description of Senior Note. The Company will authorize the issuance and sale of its Senior Note which shall be dated as of the Closing Date, shall be in the aggregate original principal amount of Two Million Four Hundred Fifty Thousand and No/100 Dollars ($2,450,000), and shall bear interest at the fixed rate of 8% per annum until March 31, 2000. On April 1, 2000 and each January 1, April 1, July 1 and October 1 of each calendar year thereafter, the rate of interest payable with respect to the Senior Note shall be increased by 1.0% until January 1, 2001, at which time and thereafter the rate of interest payable with respect to the Senior Note shall be 12.0%. Any Senior Obligations payable under Section 2.4 hereof shall bear interest from the due date thereof at a rate of thirteen percent (13%) per annum. Upon the occurrence of any Potential Default under Section 8.1(a) hereof or Event of Default and during the continuation thereof, the unpaid principal amount, and the past due interest, if any, of the Senior Note shall bear interest at the rate of thirteen percent (13%) per annum. Interest on the Senior Note and on any other Senior Obligations shall be computed on the basis of the actual number of days elapsed over a three hundred-sixty (360) day year. Each Senior Note shall be substantially in the form attached hereto as Exhibit A."


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

         3. AMENDMENT TO SECTION 6.12. Section 6.12 is hereby amended and restated to read as follows in its entity:

                  "6.12 Insurance. The Company will maintain, with financially sound, reputable and solvent companies, insurance policies acceptable to Purchaser (a) insuring its assets against loss by fire, explosion, theft and other risks and casualties as are customarily insured against by companies engaged in the same or a similar business, (b) insuring it against liability for personal injury and property damages relating to its assets, such policies to be in such amounts and covering such risks as are usually insured against by companies engaged in the same or a similar business, and insuring such other matters as may from time to time be reasonably requested by Purchaser and (c) insuring the life of James Stein in the amount of $2,000,000. In the event that any benefits are paid thereon, the Purchaser shall first receive, in reduction of the Senior Obligations, an amount equal to the lesser of the Senior Obligations or $2,000,000, and any other benefits paid thereon shall be paid to the Company. All general liability policies shall be endorsed in favor of each Purchaser as an additional insured, and all casualty insurance policies shall name each Purchaser as loss payee, as the interest may appear. The Company shall provide copies of all such insurance policies to each Purchaser within ten (10) days following each Purchaser's request for the same. The Company shall (i) pay, or cause to be paid, all premiums for such insurance on or before such premiums become due, (ii) furnish to each Purchaser satisfactory proof of the timely making of such payments, (iii) deliver all renewal policies to each Purchaser at least five (5) days before the date the expiration date of each expiring policy, (iv) cause such policies to require the insurer to give notice to each Purchaser of termination of any such policy at least thirty (30) days before such termination is to be effective, and (v) immediately deliver written notice to each Purchaser of any casualty loss affecting the Collateral. If the Company fails to provide and pay for any such insurance, any Purchaser may, at its option, but shall not be required to, pay the same and charge the Company therefor."

         4. AMENDMENT TO SECTION 7.8. Section 7.8 is hereby amended and restated to read as follows in its entity:

                  "7.8 Capital Expenditures. The Company will not make any Capital Expenditures if, as a result thereof, the Capital Expenditures of the Company exceed $1,250,000 during fiscal year 2000 and $750,000 during any fiscal year thereafter (except that the Company may also make Capital Expenditures in fiscal year 2000 in an additional amount equal to any unutilized portion of the $150,000 of permitted Capital Expenditures for the fiscal quarter ending June 30, 1999)."

         5. Amendment to Section 7.9(a). Section 7.9(a) is hereby amended and restated to read as follows in its entirety:

                  "(a) Minimum Net Worth. At all times during the periods set forth below, the Company shall not permit the Parent's Net Worth to be less than the amounts set forth below (with the amount set forth below increased by the amount of any adjustment to Net Worth from the sale of securities of the Company or the Parent) for the period corresponding thereto:


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

                  Period                                       Amount
                  ------                                       ------
                  October 1, 1999 - December 31, 1999         ($9,000,000)
                  January 1, 2000 - March 31, 2000            ($13,500,000)
                  April 1, 2000 - June 30, 2000               ($18,000,000)
                  July 1, 2000 and thereafter                 ($24,000,000)"


         6. Amendment to Section 7.9(b). Section 7.9(b) is hereby amended and restated to read as follows in its entirety:

                  "(b) Minimum EBITDA. The Company shall not permit the Parent's
         EBITDA for any fiscal quarter (determined on a consolidated basis) to be less than the amounts set forth during the periods specified below, measured as of the last day of each fiscal quarter:

                  Period                                               EBITDA for Each Fiscal Quarter
                  ------                                               ------------------------------
                  October 1, 1999 - December 31, 1999                  ($3,000,000)
                  January 1, 2000 - March 31, 2000                     ($4,500,000)
                  April 1, 2000 - June 30, 2000                        ($4,500,000)
                  July 1, 2000 - June 30, 2001                         ($1,500,000)
                  Thereafter                                           ($1,500,000)"


         7. Amendment to Section 7.9(c). Section 7.9(c) is hereby amended and restated to read as follows in its entirety:

                  "(c) Minimum Net Income. The Company shall not permit Parent's
         Minimum Net Income for any fiscal quarter to be less than the amounts set forth during the periods specified below, measured as of the last day of each fiscal quarter:

                  Period                                               Net Income Per Fiscal Quarter
                  ---------                                            -----------------------------
                  October 1, 1999 - December 31, 1999                  ($3,200,000)
                  January 1, 2000 - March 31, 2000                     ($4,700,000)
                  April 1, 2000 - June 30, 2000                        ($4,700,000)
                  July 1, 2000 - June 30, 2001                         ($1,500,000)
                  July 1, 2001 - June 30, 2002 and thereafter          ($1,500,000)"

         8. Amendment to Section 7.9(e). Section 7.9(e) is hereby amended and restated to read as follows in its entirety:

                  "(e) Operating Leases. The Company will not enter into any lease (other than a capital lease for fixed assets) if, as a result thereof, the liability of such Persons under all such leases to which such Persons are a party would exceed $600,000 per annum."

         9. CONDITIONS TO EFFECTIVENESS. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by Purchaser:

         9.1 Purchaser shall have received (a) this Amendment, duly executed by the Company, (b) the Second Amendment to Shareholder Agreement, dated of even date herewith (the "Shareholder



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

Amendment"), (c) a true, correct and complete copy of the resolutions of the Company's Board of Directors authorizing the execution, delivery and performance of this Amendment, certified by the Secretary of the Company and substantially in the form of Exhibit A attached hereto; and (c) such additional documents, instruments and information as Purchaser or its legal counsel may request.

         9.2 The Series B Preferred Stock Purchase Agreement shall have been validly executed and entered into by each of the parties thereto and the Series B Preferred Stock shall have been issued to the recipients thereof.

         9.3 The representations and warranties contained herein and in the Original Agreement and the Other Agreements shall be true and correct as of the date hereof, as if made on the date hereof.

         9.4 No Potential Default or Event of Default under the Note Agreement shall have occurred and be continuing to the knowledge of the Company, unless such Potential Default or Event of Default has been specifically waived in writing by Purchaser.

         10.      RATIFICATIONS, REPRESENTATIONS AND WARRANTIES.

         10.1 The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Original Agreement and the Other Agreements, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Original Agreement and the Other Agreements are ratified and confirmed and shall continue in full force and effect. The Company and Purchaser agree that the Original Agreement and the Other Agreements, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

         10.2 The Company hereby represents and warrants to Purchaser that (a) the execution, delivery and performance of this Amendment and any and all other agreements executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of the Company and will not violate the Articles of Incorporation or Bylaws of the Company or the terms of any material agreement, contract or obligation by which the Company is bound (b) the representations and warranties contained in the Original Agreement and the Other Agreements, as amended hereby, are true and correct on and as of the date hereof as though made on and as of such date; (c) to the knowledge of the Company, no Potential Default or Event of Default under the Note Agreement has occurred and is continuing, unless such Potential Default or Event of Default has been specifically waived in writing by Purchaser; (d) to the knowledge of the Company, the Company is in full compliance with all covenants and agreements contained in the Note Agreement and the Other Agreements; and (e) the Company has not amended its Articles of Incorporation or its Bylaws since March 31, 1999.

         11. WAIVER. Subject to the terms and conditions set forth herein and in reliance upon the representations and warranties of the Company set forth herein:

         11.1 Purchaser hereby waives any Event of Default arising under the Note Agreement on or before the date of this Amendment solely by reason of the Company's violation of Sections 7.1, 7.4 and 7.5 of the Note Agreement as a result of the issuance by the Company and compliance with the terms and provisions of those certain 10% Convertible Demand Promissory Notes dated November 24, 1999 or November 29, 1999 in the aggregate principal amount of $250,000.

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

         11.2 Purchaser hereby waives the notice required by Section 6.19 of the Note Agreement in connection with (1) the special meeting of the Board of Directors of the Company held on December 8, 1999 with respect to the authorization of the issuance of the Series B Preferred Stock and the transactions contemplated under that certain Series B Preferred Stock Purchase Agreement and the documents executed and warrants to purchase the Company's common stock (the "Series B Warrants") issued in connection therewith; and (2) any special meeting of the Board of Directors of the Company with respect to the approval of the resolutions attached hereto as Exhibit A.

         11.3 Purchaser hereby waives any Change in Control arising solely by reason of the Company's issuance of the Company's Series A Preferred Stock, Series B Preferred Stock and Series B Warrants.

         11.4 Purchaser hereby waives any Prepayment Fee arising solely by reason of the Company's issuance of the Series B Preferred Stock and the Series B Warrants.

Other than as set forth in this Section, nothing contained in this Amendment shall be construed as a waiver by Purchaser of any covenant or provision of the Note Agreement, the Other Agreements, this Amendment, or of any other contract or instrument between the Company and Purchaser, and the failure of Purchaser at any time or times hereafter to require strict performance by Company of any provision thereof shall not waive, affect or diminish any right of Purchaser to thereafter demand strict compliance therewith. Purchaser hereby reserves all rights granted under the Note Purchase, the Other Agreements, this Amendment and any other contract or instrument between the Company and Purchaser.

         12. TERMINATION OF PLEDGE AND SECURITY AGREEMENTS. Upon payment in full of the Note, each Pledge and Security Agreement shall terminate and the securities covered thereby shall be returned and delivered to each of Stein, Barnes and Polls, as applicable.

         13.      MISCELLANEOUS.

         13.1 Survival of Representations and Warranties. All representations and warranties made in this Amendment, the Original Agreement or any Other Agreement, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the Other Agreements, and no investigation by Purchaser or any closing shall affect the representations and warranties or the right of Purchaser to rely upon them.

         13.2 Reference to Original Agreement. Each of the Original Agreement and the Other Agreements, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Original Agreement, as amended hereby, are hereby amended so that any reference in the Original Agreement and such Other Agreements to the Original Agreement shall mean a reference to the Original Agreement as amended hereby.

         13.3 Expenses of Purchaser. As provided in the Original Agreement, the Company agrees to pay on demand all costs and expenses incurred by Purchaser in connection with the preparation, negotiation and execution of this Amendment and any other agreements executed pursuant hereto, including, without limitation, the reasonable costs and fees of Purchaser's legal counsel.

         13.4 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this



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

Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         13.5 Successors and Assigns. This Amendment will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

         13.6 Headings. The headings of the sections and subsections of this Amendment are inserted for convenience only and do not constitute a part of this Amendment.

         13.7 Counterparts. This Amendment may be executed in any number of counterparts, which shall collectively constitute one agreement.

         13.8 Law  Governing.  THIS  AMENDMENT  SHALL  BE  DEEMED  TO HAVE  BEEN
SUBSTANTIALLY NEGOTIATED AND MADE IN THE STATE OF CALIFORNIA AND SHALL BE INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES APPLICABLE THERETO AND THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO AN AGREEMENT EXECUTED, DELIVERED AND PERFORMED THEREIN, WITHOUT GIVING EFFECT TO THE CHOICE-OF-LAW RULES THEREOF OR ANY OTHER PRINCIPLE THAT COULD REQUIRE THE APPLICATION OF THE SUBSTANTIVE LAW OF ANY OTHER JURISDICTION.

         13.9 Waiver; Modification. NO PROVISION OF THIS AMENDMENT MAY BE WAIVED, CHANGED OR MODIFIED, OR THE DISCHARGE THEREOF ACKNOWLEDGED, ORALLY, BUT ONLY BY AN AGREEMENT IN WRITING SIGNED BY THE PARTY AGAINST WHOM THE ENFORCEMENT OF ANY WAIVER, CHANGE, MODIFICATION OR DISCHARGE IS SOUGHT.

         13.10 Final Agreement. THE ORIGINAL AGREEMENT, AS AMENDED HEREBY, AND THE OTHER AGREEMENTS REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE ORIGINAL AGREEMENT, AS AMENDED HEREBY, AND THE OTHER AGREEMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

               [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]


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


         IN WITNESS WHEREOF, the Company and Purchaser have caused this Amendment to be executed and delivered as of the date first written.

THE COMPANY:

VALUESTAR, INC.

By:      /s/ JIM STEIN
         -------------
Name:    JIM STEIN
         -------------
Title: PRESIDENT & CEO

PURCHASER:

SEACOAST CAPITAL PARTNERS LIMITED PARTNERSHIP

By:      Seacoast Capital Corporation,
         its general partner

         By:      /s/ JEFFREY J. HOLLAND
                  ----------------------
         Name:    JEFFREY J. HOLLAND
                  ----------------------
         Title:   Vice President
                  ----------------------

PACIFIC MEZZANINE fund, L.P.

By:      Pacific Private Capital
         its general partner

         By:      /s/ ANDREW B. DUMKE
                  ----------------------
         Name:    ANDREW B. DUMKE
                  ----------------------
         Title:   General Partner
                  ----------------------

TANGENT GROWTH FUND, L.P.

By:      Tangent Fund Management LLC
         its general partner

         By:      /s/ MARK P. GILLES
                  ----------------------
         Name:    MARK P. GILLES
                  ----------------------
         Title:   Vice President
                  ----------------------

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